UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities exchange act of 1934

Date of Report (Date of earliest event reported):                 May 12, 2008

McGRATH RENTCORP
(Exact name of registrant as specified in its Charter)

California
(State or other jurisdiction of incorporation)

0-13292		94-2579843
(Commission File Number)		(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800
(Address of principal executive offices)

(925) 606-9200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01     Other Events.

On May 14, 2008, McGrath RentCorp (the “Company”) announced via press release that its board of directors authorized the repurchase of an aggregate of 2,000,000 shares of the Company’s common stock. In connection with its authorization to repurchase 2,000,000 shares, the board of directors terminated its previous share repurchase authorization originally announced in a press release dated March 21, 2003. As of May 14, 2008 there were 210,878 shares that were available to repurchase under that previous authorization.

The amount and time of the specific repurchases are subject to prevailing market conditions, applicable legal requirements and other factors, including management’s discretion. Repurchases may be conducted in the open market or in privately negotiated transactions at such prices as the officers of the Company shall deem appropriate and desirable on behalf of the Company. There can be no assurance that any authorized shares will be repurchased and the repurchase program may be modified, extended or terminated by the board of directors at any time.

A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press Release of McGrath RentCorp, dated May 14, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated:	May 14, 2008	By:	/s/	Keith E. Pratt
Keith E. Pratt
Senior Vice President and Chief Financial Officer

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